Exhibit 99.906 Cert.

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

          In conjunction with the Annual Report to Shareholders on Form N-CSR of Pacific Life Funds (the “Fund”) for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), James T. Morris, as Chief Executive Officer, Mary Ann Brown, as President and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.

Date: May 20, 2008

By:	/s/ James T. Morris

James T. Morris
Chief Executive Officer, Pacific Life Funds

By:	/s/ Mary Ann Brown

Mary Ann Brown
President, Pacific Life Funds

By:	/s/ Brian D. Klemens

Brian D. Klemens
Treasurer (Principal Financial and
Accounting Officer), Pacific Life Funds